Exhibit 99.1

Ames National Corporation



SUMMARY ANNUAL REPORT

2024

AMES NATIONAL CORPORATION **AT A GLANCE**

Background

Ames National Corporation (the "Company") is an Iowa-based bank holding company which was organized on January 21, 1975, under the laws of the State of Iowa to serve as a bank holding company.

The Company has six wholly owned affiliate banks including:
- Boone Bank & Trust Co., headquartered in Boone, Iowa,
- First National Bank, headquartered in Ames, Iowa,
- Iowa State Savings Bank, headquartered in Creston, Iowa,
- Reliance State Bank, headquartered in Story City, Iowa,
- State Bank & Trust Co., headquartered in Nevada, Iowa, and
- United Bank & Trust Co. headquartered in Marshalltown, Iowa.

Since 2012, the Company has completed four bank acquisitions and continues to be involved in the bank mergers and acquisitions market.

Affiliate Bank Structure

Each affiliate bank operates independently with its own board of directors and executive leadership. Decisions are made locally, which means customers receive quick responses and services are customized to meet the unique needs of each community.

The affiliate banks' lending activities consist primarily of short and medium-term commercial, agricultural, and residential real estate loans, agricultural and business operating loans, lines of credit, home improvement loans and the origination of mortgage loans for sale into the secondary market. Affiliate banks also offer a variety of checking, savings, money market, and time deposits accounts, cash management services, wealth management and trust services and merchant credit card processing. Convenient access to funds and account information is also available through online banking, video banking, mobile banking, online bill pay, mobile wallet, online statements, and debit cards.

MISSION **STATEMENT**

Customer Focused, Locally Empowered, and Team Member Driven.

VISION **STATEMENT**

To be one of the best performing community banking organizations in the Midwest.

CORE **VALUES**

Ames National Corporation's foundation is built on these values which guide our actions.

EXCELLENCE · INTEGRITY · LEADERSHIP
STABILITY · TRUST · COMMUNITY

ANC **CORPORATE GIVING HIGHLIGHTS**

3 Areas of Support

Financial Literacy

Community & Economic Development

Health & Human Services

268 Employees Served . . .

16,309 volunteer hours

18 Locations

11 Communities

328 organizations

2023-2026 ANC STRATEGIC PRIORITIES

GROWTH AND PERFORMANCE	EFFICIENCY	TALENT AND CULTURE	DATA MANAGEMENT	DIGITAL
We will proactively focus on organic growth across profitable lines of business while also pursuing targeted acquisition opportunities, all with the objective of building shareholder value.	We will redefine efficiency in our processes through automation, standardization and centralization, being common where we can be and different where we must be.	We will be an employer of choice with a "stronger together" mindset and foster a culture that is receptive to change.	We will better utilize data to drive improved performance and enable meaningful benchmarking of our organization vs competitors.	We will provide an enhanced digital customer experience across all appropriate products and services.

LETTER TO **SHAREHOLDERS**

Ames National Corporation (the "Company") and our affiliate banks are pleased to share improved profitability in the fourth quarter of 2024, progress on our strategic planning priorities for the year, updates to our board of directors and affiliate bank leadership, and economic factors impacting our banks.

Financial Results

For much of this year, our banks battled higher interest expense as savers continued to move deposits from demand, or lower yielding interest-bearing accounts, to higher yielding money market and certificate of deposit accounts. As a result, through the first three quarters of 2024, limited progress was made by the Company in improving net interest income despite loans and investments gradually repricing to higher market interest rates. For the year ended December 31, 2024, net income for the Company totaled $10.2 million or $1.14 per share, compared to $10.8 million or $1.20 per share for the preceding year of 2023.

In September of 2024, the Federal Reserve Bank lowered the federal funds interest rate by 50 basis points (bps) with two additional cuts of 25 bps each in November and December. This 1% cut in the federal funds interest rate contributed to the Company's fourth quarter interest expense declining by $507 thousand when compared to the third quarter of 2024. In addition, interest income improved by $537 thousand from the third to the fourth quarter of 2024. For the three-months ended December 31, 2024, net income for the Company totaled $3.5 million or $0.39 per share, compared to $2.1 million or $0.24 per share for the fourth quarter of 2023.

The graph below reflects the Company's quarterly net interest income and net interest margin for the past 5 quarters.



Net Interest Income
($ in millions)
$11.0
$10.9
$10.9
$11.1
$12.1
2.15%
2.13%
2.14%
2.21%
2.38%
4Q23
1Q24
2Q24
3Q24
4Q24
Net interest margin %

Net loans as of December 31, 2024, increased 2% to $1.30 billion, as compared to $1.28 billion for year-end 2023. Deposits totaled $1.85 billion as of December 31, 2024, slightly higher than the $1.81 billion recorded at year-end 2023. The Company's stockholders' equity represented 8.2% of total assets as of December 31, 2024, with all six affiliate banks considered well-capitalized as defined by federal capital regulations. Stockholders' equity as of December 31, 2024, increased $8.9 million from year-end 2023 primarily as a result of lower unrealized losses on the Company's investment portfolio.

On November 13, 2024, the Company declared a quarterly cash dividend on common stock, payable on February 15, 2025, to stockholders of record as of January 31, 2025, of $0.20 per share.

As of December 31, 2024, the Company had 8,949,110 shares of common stock issued and outstanding. On November 13, 2024, the Company's board of directors approved the repurchase of up to 100,000 shares through November 11, 2025. The Company repurchased 43,057 shares in the fourth quarter of 2024 at an average price of $16.35 per share. For the period of January 1, 2025 through January 24, 2025, the Company repurchased 33,553 shares at an average price of $16.41 per share. There remain 23,390 shares authorized for repurchase under this repurchase program as of January 24, 2025.

The Company is forecasting earnings for the year ending December 31, 2025, in the range of $1.72 to $1.82 per share.

Strategic Planning

The Company's Board of Directors is pleased with the success this past year by our Company and bank management teams in executing on the Company's strategic mission, vision, and initiatives. The Company's strategic priorities are aligned around growth and performance; efficiency; talent and culture; data management; and digital capabilities. Areas of focus in 2024 included:

- Building a stronger outbound business development culture supported by a new customer relationship management (CRM) platform;

- Driving continued efficiency improvements by migration to a stronger shared services model across the Company's affiliate banks;
- Leveraging data across the organization to drive better decisions and stronger revenues; and
- Improving the digital experience of our customers including upgrades to our treasury management platform for our business customers.

Our Board and management team are excited about the strategic plan and how its execution is expected to improve shareholders' returns, engage team members, and provide improved customer financial solutions that will position our organization for long-term success.

Senior Management

In the fourth quarter of 2024, Jeff Putzier announced his intent to retire effective December 31, 2025. Mr. Putzier was appointed as President of Boone Bank & Trust Co. (Boone Bank) in 1999 after having served as Senior Vice President and Senior Lender at State Bank & Trust Co. (State Bank) since 1991. Prior to being hired by State Bank, he served as a safety and soundness examiner with the Iowa Division of Banking. He has served on the Boone Bank Board since 1999.

Michael Carr, who currently serves as Senior Vice President and Senior Lender of Boone Bank, will be promoted to the President's role upon Mr. Putzier's retirement. Mr. Carr has been with the Company since January of 2000 and has served on the Boone Bank Board since 2015.

Boards of Directors

We want to thank the Company and affiliate banks' Board members who will be retiring this May for their dedicated service and many contributions towards our success.

David Benson will be retiring from the Company's Board of Directors after having served in that role for the past 13 years. Mr. Benson retired in 2022 from Nyemaster Goode, P.C., a law firm in Ames, Iowa, where he served as an attorney assisting clients in real estate, estate planning, estate and trust settlement, tax planning, and charitable giving matters. Mr. Benson served on the First National Bank Board of Directors from 2008 to 2022.

Steve Forth will be retiring from the Reliance State Bank Board of Directors after having served in that role for past 24 years. Mr. Forth brought valuable insights to the board as a large farm owner and operator. Mr. Forth also served on the Company's Board for 17 years prior to retiring from the board in May of 2024.

Doug Beals has been newly nominated to stand for election for the Company's Board of Directors. Mr. Beals has served on United Bank and Trust Co.'s Board of Directors since 2018 and currently serves as attorney with Moore, McKibben, Goodman and Lorenz, LLP in Marshalltown, Iowa.

We are grateful to our Board members for lending their expertise to further our mission and for providing us with valuable insight into the communities we serve.

Economic Outlook

The 2024 election's impact on the banking industry and Iowa's economy is expected to be mixed. On the positive side, we anticipate fewer regulatory challenges for our company and many other industries, which should boost economic activity. However, these benefits might be offset by changes in international trade agreements, with the threat of higher import tariffs potentially negatively affecting commodity prices as other countries retaliate against U.S. tariffs. Regarding interest rates, Bloomberg economists' consensus suggests that short-term interest rates (federal funds rate) will remain fairly stable, with a 25 basis point cut not fully projected until mid-year 2025.

In Summary

We were pleased to see our net income showing significant improvement in the fourth quarter of 2024. We are expecting 2025 earnings to improve as the year progresses as more loans and investments reprice and inflation rates remain manageable. We thank all of our stakeholders for supporting our Company and we look forward to seeing you at the annual meeting on April 30, 2025.



Patrick G. Hagan
Chairman of the Board



John P. Nelson
President & CEO

FINANCIAL **HIGHLIGHTS**

As of and for the year ended December 31, 2024

Net Income
$10.2 Million

Assets
$2.1 Billion

Dividends Declared Per Share
$0.94

Return on Average Assets
0.48%

Return on Average Equity
6.02%

ATLO Closing Price
$16.43

Per Common Share

Year Ended	2024
Cash Dividends Declared	$0.94
Dividend Payout*	82%
Dividend Yield**	4.87%

Loan Quality
(as % of gross loans)

Years Ended	2024	2023
Allowance	1.29%	1.30%
Net Charge-Offs	0.03%	0.02%

Market Price Per Share

Years Ended	2024	2023
Closing	$16.43	$21.34
High	$22.41	$25.00
Low	$15.69	$15.01

* *Cash dividends declared divided by net income per share*

** *Based upon latest quarterly dividend of $0.20 and year-end ATLO closing price*

PERFORMANCE **RECORD**

THREE-YEAR FINANCIAL HIGHLIGHTS


$35
$33
$30
$27
$24
$21
$18
$15
$12
$9
$6
$3
$0
$10.2
$10.8
$19.3
2024
2023
2022

Earnings
Millions of Dollars


$3.60
$3.30
$3.00
$2.70
$2.40
$2.10
$1.80
$1.50
$1.20
$0.90
$0.60
$0.30
$0.00
$1.14
$1.20
$2.14
2024
2023
2022

Earnings Per Share
Dollars


$230
$220
$210
$200
$190
$180
$170
$160
$150
$140
$130
$120
$110
$175
$166
$149
2024
2023
2022

Capital
Millions of Dollars


$2,200
$2,100
$2,000
$1,900
$1,800
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$2,133
$2,155
$2,135
2024
2023
2022

Total Assets
Millions of Dollars


$2,000
$1,900
$1,800
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$1,847
$1,812
$1,898
2024
2023
2022

Total Deposits
Millions of Dollars


$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$1,304
$1,278
$1,226
2024
2023
2022

Total Loans
Millions of Dollars

AFFILIATE **BANKS**


Ames
National
Corporation

BOONE BANK & TRUST CO.

Contact: (515) 432-6200
BooneBankIowa.com
Charter: State
Organized: 1883
Offices: Two locations in Boone, Iowa
Employees: 21
Capital: $10.3 Million
Assets: $157 Million
2024 Net Income: $616 Thousand

1ST FIRST NATIONAL BANK

Contact: (515) 232-5561
FNB247.com
Charter: National
Organized: 1903
Offices: Eight locations in Ames, Ankeny, Osceola, and West Des Moines, Iowa
Employees: 116
Capital: $89.7 Million
Assets: $1.11 Billion
2024 Net Income: $5.2 Million

ISSB IOWA STATE SAVINGS BANK

Contact: (641) 782-1000
ISSBbank.com
Charter: State
Organized: 1883
Offices: Three locations in Creston and Lenox, Iowa
Employees: 34
Capital: $24.3 Million
Assets: $270 Million
2024 Net Income: $2.0 Million



RSB Reliance State Bank

Contact: (515) 733-4396
RSBiowa.com
Charter: State
Organized: 1928
Offices: Two locations in Story City and Garner, Iowa
Employees: 32
Capital: $24.9 Million
Assets: $307 Million
2024 Net Income: $1.9 Million

United Bank & Trust

Contact: (641) 753-5900
BankUBT.com
Charter: State
Organized: 2002
Offices: Two locations in Marshalltown, Iowa
Employees: 17
Capital: $10.6 Million
Assets: $130 Million
2024 Net Income: $1.1 Million

State Bank & Trust Co.

Contact: (515) 382-2191
BankSBT.com
Charter: State
Organized: 1939
Offices: One location in Nevada, Iowa
Employees: 22
Capital: $16.4 Million
Assets: $199 Million
2024 Net Income: $933 Thousand

CONSOLIDATED **BALANCE SHEETS**

(in thousands, except share and per share data)

Unaudited

	December 31, 2024	December 31, 2023
ASSETS		
Cash and due from banks	$ 19,525	$ 24,105
Interest-bearing deposits in financial institutions and federal funds sold	81,702	30,996
Total cash and cash equivalents	101,227	55,101
Interest-bearing time deposits	6,166	8,904
Securities available-for-sale	648,513	736,389
Federal Home Loan Bank (FHLB) and Federal Reserve Bank (FRB) stock, at cost	3,883	3,086
Loans receivable, net	1,303,917	1,277,812
Loans held for sale	342	124
Bank premises and equipment, net	21,567	22,549
Accrued income receivable	13,864	12,953
Bank-owned life insurance	3,214	3,131
Deferred income taxes, net	14,056	16,496
Other intangible assets, net	1,092	1,429
Goodwill	12,424	12,424
Other assets	2,915	5,083
Total assets	$ 2,133,180	$ 2,155,481
LIABILITIES AND STOCKHOLDERS' EQUITY		
LIABILITIES		
Deposits		
Noninterest-bearing checking	$ 358,386	$ 370,942
Interest-bearing checking	619,951	611,891
Savings and money market	540,491	552,275
Time, $250 and over	84,996	67,733
Other time	242,858	208,990
Total deposits	1,846,682	1,811,831
Securities sold under agreements to repurchase	52,412	53,994
Other borrowings	46,952	110,588
Dividends payable	1,790	2,428
Accrued interest payable	3,208	4,710
Accrued expenses and other liabilities	7,430	6,142
Total liabilities	1,958,474	1,989,693
STOCKHOLDERS' EQUITY		
Common stock, $2 par value, authorized 18,000,000 shares; issued and outstanding 8,949,110 and 8,992,167 shares as of December 31, 2024 and 2023, respectively	17,898	17,984
Additional paid-in capital	13,635	14,253
Retained earnings	182,236	180,438
Accumulated other comprehensive (loss)	(39,063)	(46,887)
Total stockholders' equity	174,706	165,788
Total liabilities and stockholders' equity	$ 2,133,180	$ 2,155,481

CONSOLIDATED **STATEMENTS OF INCOME**

(in thousands, except share and per share data)

Unaudited

	Years Ended December 31	
	2024	2023
INTEREST AND DIVIDEND INCOME		
Loans, including fees	$ 65,791	$ 56,810
Securities		
Taxable	12,014	12,674
Tax-exempt	1,994	2,292
Other interest and dividend income	2,808	2,525
Total interest and dividend income	82,607	74,301
INTEREST EXPENSE		
Deposits	32,011	24,471
Other borrowed funds	5,620	5,205
Total interest expense	37,631	29,676
Net interest income	44,976	44,625
Credit loss expense	592	789
Net interest income after credit loss expense	44,384	43,836
NONINTEREST INCOME		
Wealth management income	5,310	4,649
Service fees	1,450	1,349
Securities gains (losses), net	(165)	35
Gain on sale of loans held for sale	524	362
Merchant and card fees	1,640	1,665
Other noninterest income	1,078	1,155
Total noninterest income	9,837	9,215
NONINTEREST EXPENSE		
Salaries and employee benefits	25,145	23,664
Data processing	6,152	5,985
Occupancy expenses, net	3,007	2,965
FDIC insurance assessments	1,164	1,095
Professional fees	2,605	2,081
Business development	1,373	1,360
Intangible asset amortization	337	502
New Market Tax Credit projects amortization	766	767
Other operating expenses, net	1,431	1,743
Total noninterest expense	41,980	40,162
Income before income taxes	12,241	12,889
Provision for income taxes	2,023	2,072
Net Income	$ 10,218	$ 10,817
Basic and diluted earnings per share	$ 1.14	$ 1.20
Declared dividends per share	$ 0.94	$ 1.08

BOONE BANK & TRUST CO.



The rich history of Boone Bank & Trust Co. begins in December of 1883, when a meeting was held in Boone for the purpose of organizing a bank. From that meeting, "Boone County Bank", was formed. When the bank was formed there were only three businesses existing in Boone. Boone County Bank was the original name of what is now Boone Bank & Trust Co. which originally operated as a private bank until it was sold in February of 1911, and it was then reorganized and granted a state charter as Boone State Bank. In January 1925 Boone State Bank took over the assets of the Boone National Bank and in July of 1930 did the same for Farmers State Bank. In April of 1933, when all banks in the nation were closed for the "Bank Holiday", the Boone State Bank was one of four in Boone that closed, but it re-opened immediately under the name Boone State Bank & Trust Company.

Boone State Bank & Trust Company built a new facility in 1974 at 716 Eighth Street in Boone where the bank operates today. At year-end of 1991, Ames National Corporation acquired Boone State Bank & Trust Company. The name of the bank was changed slightly to Boone Bank & Trust Co. (Boone Bank).

Boone Bank currently operates from two locations with 21 employees including retail and commercial banking experts, trust services, and an attorney on staff. For ten of the last fifteen years, Boone Bank has been the largest depository in Boone. Iowa Banking magazine ranked the return on assets (ROA) for Boone Bank in the top 20 for C-corporation banks for eleven consecutive years and in 2004, Boone Bank received the number one ranking in the state.

Despite the economic hurdles we faced, 2024 was a year of growth for Boone Bank and the greater Boone community. The bank reached new levels of performance with deposits increasing by 9% from a year ago and total loans increased by 12%, setting a record for the bank. Boone is realizing significant economic development and growth with the recent announcement that Daisy Dairy will build a new facility in the community. Boone will also support two new housing developments that are currently under construction as well as a large remodel planned for The Flex/YMCA.

Other annual highlights include the Boone & Scenic Valley Railroad (B&SVRR) donation totaling $25,000 for the reconstruction of a locomotive built in 1949. Initially the locomotive was retired by the C&O railway in 1986. It was purchased by Farmer's Cooperative Company and named "Bondurant Grain Express" and was used to move railcars around the elevator tracks. After decommissioning in 2008, it was donated to the B&SVRR in 2012. The museum identified the need for an additional locomotive in 2017, leading to Boone Bank's pledge for restoration in 2019. After many years the locomotive emerged from the restoration shop in July of 2024, featuring the Boone Bank logo. Jeffrey K. Putzier, Boone Bank President, said "I think the entire bank staff found it very gratifying to see the old locomotive come back to life and hopefully it will continue to operate for another 75 years".



We are a community bank whose roots are in Boone. We build strong customer relationships by getting to know our customers and understanding their needs. At Boone Bank, we're proud of the strength and stability of our bank, the products and services we offer and the people we work with. With the bank's long-standing history and sound leadership, our commitment to the people and community of Boone remains strong.

RETIREMENT **JEFFREY K. PUTZIER**


Jeff Putzier

Jeff Putzier plans to retire from his position as President, CEO & Trust Officer of Boone Bank & Trust Co. (Boone Bank) at the end of 2025, marking 34 successful years of bank leadership within the Ames National Corporation family of banks.

Originally from Storm Lake, Jeff graduated with a degree in accounting from Buena Vista University in 1985. He started his professional career as a bank examiner for the Iowa Department of Banking. Jeff noted that in 1985 they were closing a lot of banks and one of the banks he examined was State Bank & Trust Co. (State Bank) in Nevada. Because he was familiar with State Bank and their stability, he joined their team in 1991 as Vice President & Senior Lender and later joined the State Bank Board of Directors in 1993.

In early 1999, Jeff was asked to go to Boone to assist with leading a reorganization. What he thought was a temporary placement, turned into him being appointed President & CEO of Boone Bank and becoming a permanent resident of the Boone community by the end of 1999. Jeff and his wife of 41 years, Jane, made Boone their home as they raised their three daughters.

Jeff has held many positions within the bank over the years including lending, compliance, and trust. Throughout his career, Jeff witnessed many changes in banking. He shared a few memories, remembering when typewriters were more common than computers and bookkeeping work was transported back and forth to Ames. He began his banking career in an era when loan payments were posted to the back of promissory notes, interest payments were calculated manually, and consumer credit bureau reports and operating lines of credit were not commonplace.

A few of Jeff's career highlights include being featured on the cover of Iowa Banking Magazine showcasing Boone Bank as the highest performing bank in the state of Iowa in 2004. Other career milestones for Jeff include serving in many leadership roles and on boards including Iowa Bankers Association, Iowa Bankers Insurance Services also serving as the Chairman, Boone Education Endowment Foundation, DMACC Board, Economic Development Board, Boone County Compensation Board, and Boone County Condemnation Board.


IOWA BANKING

Reflecting on his years with Boone Bank, Jeff said: "I have always enjoyed working with the customers and the employees of the bank."

Michael Carr, Senior Vice President and Senior Loan Officer has been with Boone Bank for 25 years and will be named President in 2026. He is an Iowa State University graduate and enjoys cheering on the Cyclones. He has worked in all departments of the bank which makes for a well-rounded bank president. Prior to his departure, Jeff will continue to work with Michael to provide for a smooth transition.


Michael Carr
Senior Vice President & Senior Loan Officer

We extend our best wishes to Jeff for good health and happiness as he approaches retirement and offer our support to Michael as he steps into the role as Jeff's successor.

BOARD **OF DIRECTORS**


Jeffery C. Baker


Betty A. Baudler Horras


David W. Benson


Michelle R. Cassabaum


Lisa M. Eslinger


Patrick G. Hagan


Everett S. Miles


John P. Nelson


John L. Pierschbacher


Kevin L. Swartz


Scot A. Trost

Jeffery C. Baker
Retired partner from RSM US LLP

Betty A. Baudler Horras
President, Baudler Enterprises, Inc.

David W. Benson
Retired attorney from Nyemaster Goode, P.C.

Michelle R. Cassabaum
Chief Operating & Financial Officer, 21st Century Rehab P.C.

Lisa M. Eslinger
Retired Chief Financial and Administrative Officer for the Iowa State University Foundation

Patrick G. Hagan
Chairman of the Board
Retired Senior Vice President of Fareway Stores, Inc.

Everett S. Miles
Vice President, Enterprise, Strategy, Innovation, and Capital Markets
Principal Financial Group

John P. Nelson
President & CEO of the Company

John L. Pierschbacher
Retired Chief Financial Officer of the Company

Kevin L. Swartz
Retired Chief Executive Officer, Wolfe Clinic PC

Scot A. Trost
Farm Owner and Operator

SHAREHOLDER **INFORMATION**

Annual Meeting

The Board of Directors of Ames National Corporation has established Wednesday, April 30, 2025, at 4:30 p.m. as the date of its Annual Meeting of Shareholders.

The meeting will be held at Reiman Gardens, 1407 University Blvd, Ames, Iowa 50011 and shareholders are encouraged to attend.

External Auditor

Forvis Mazars, LLP
Springfield, MO

Counsel

Nyemaster Goode, P.C.,
Des Moines, IA

Market Makers and Brokers

Ames National Corporation's common stock is listed on the NASDAQ Capital Market under the symbol "ATLO." To purchase stock, contact a Market Maker or Broker.

- First Point Wealth Management, First National Bank, 405 5th Street, Ames, IA 50010 (515) 715-1942
- D.A. Davidson | (800) 394-9230
- Raymond James Financial Inc. | (800) 248-8863

Stock Transfer Agent

Continental Stock Transfer & Trust
1 State Street, 30th Floor
New York, NY 10004
(212) 509-4000
continentalstock.com

Form 10-K and Other Information

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K will be available on the Securities and Exchange Commission's website at http://www.sec.gov and through a link on the Company's website at amesnational.com on or about March 14, 2025.

Additional information is also available by contacting Justin Clausen, CFO at 515-232-6251 or info@amesnational.com.

The Private Securities Litigation Reform Act of 1995 provides the Company with the opportunity to make cautionary statements regarding forward-looking statements contained in this Summary Annual Report, including forward-looking statements concerning the Company's future performance and asset quality. Forward-looking statements contained in this Summary Annual Report are not historical facts and are based on management's current beliefs, assumptions, predictions and expectations of future events, including the Company's future performance, taking into account all information currently available to management. These beliefs, assumptions, predictions and expectations are subject to numerous risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to management and many of which are beyond management's control. If a change occurs, the Company's business, financial condition, liquidity, results of operations, asset quality, plans and objectives may vary materially from those expressed in the forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on such forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "believes," "can," "could," "may," "predicts," "potential," "should," "will," "estimate," "plans," "projects," "forecasts", "continuing," "ongoing," "expects," "views," "intends" and similar words or phrases. The risks and uncertainties that may affect the Company's future performance and asset quality include, but are not limited to, the following: national, regional and local economic conditions and the impact they may have on the Company and its customers; competitive products and pricing available in the marketplace; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for credit losses as dictated by new market conditions or regulatory requirements; changes in local, national and international economic conditions, including rising inflation rates; fiscal and monetary policies of the U.S. government; the imposition of tariffs and retaliatory tariffs; changes in governmental regulations affecting financial institutions (including regulatory fees and capital requirements); changes in prevailing interest rates; credit risk management and asset/liability management; the financial and securities markets; the availability of and cost associated with sources of liquidity; and other risks and uncertainties inherent in the Company's business, including those discussed under the headings "Forward-Looking Statements and Business Risks" and "Risk Factors" in the Company's Annual Report on Form 10-K for the year-ended December 31, 2023. Any forward-looking statements are qualified in their entirety by the foregoing risks and uncertainties and speak only as of the date on which such statements are made. The Company undertakes no obligation to revise or update such forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Ames National Corporation
323 6th Street | P.O. Box 846
Ames, IA 50010
(515) 232-6251 | Fax (515) 598-7871
info@amesnational.com | amesnational.com